Response to Item 77D- Policies with respect to security investment

Eaton Vance Diversified Currency Income Fund
Material changes to the investment policies of the Fund are described in one or more supplements to the Fund's prospectus and summary prospectus as well, filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.

Eaton Vance Floating-Rate & High Income Fund
Material changes to the investment policies of the Fund are described in one or more supplements to the Fund's prospectus, filed pursuant to Rule 497 under the Securities
Act of 1933, as amended, and are incorporated herein by reference.

Eaton Vance Floating-Rate Advantage Fund
Material changes to the investment policies of the Fund are described in one or more supplements to the Fund's prospectus, filed pursuant to Rule 497 under the Securities
Act of 1933, as amended, and are incorporated herein by reference.

Eaton Vance Floating-Rate Fund
Material changes to the investment policies of the Fund are described in one or more supplements to the Fund's prospectus, filed pursuant to Rule 497 under the Securities
Act of 1933, as amended, and are incorporated herein by reference.